EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-66626, 333-85560, 333-63276, 333-56412, 33-61021, 333-94553, 33-89920, 33-89922, 33-43256, 33-53660, and 33-53388) of InterDigital, Inc. of our report dated March 2, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 2, 2009

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